AMENDMENT TO
                         NATIONAL PENN BANCSHARES, INC.
                                  PENSION PLAN

          WHEREAS, the National Bank of Boyertown established a Pension Plan and trust effective January 1, 1974 known as The National Bank of Boyertown Pension Plan for Full-Time Employees; and

          WHEREAS, the National Bank of Boyertown Pension Plan for Full-Time Employees has since been amended and restated, most recently effective January 1, 1989, as the National Penn Bancshares, Inc. Pension Plan (the "Plan"); and

          WHEREAS, the Corporation desires to amend the Plan pursuant to Section 10.1;

          NOW, THEREFORE, effective January 1, 1991, the Corporation hereby amends Section 2.3 and Section 3.3 of the Plan, each in its entirety, to read as follows:

          "2.3 Year of Eligibility Service. An Employee shall be credited with a Year of Eligibility Service upon his completion of 1,000 Hours of Service within any single computation period irrespective of whether the computation period has ended. An individual's computation period shall be the 12-consecutive-month period beginning on the date he is first credited with an Hour of Service and each Plan Year thereafter. Notwithstanding any Plan provision to the contrary, all periods of employment with Sellersville Savings & Loan Association shall be considered when determining Years of Eligibility Service.

          3.3 Additional Rules.

               (a) Notwithstanding any provisions of this Plan to the contrary, an Employee shall not be credited with any Years of Credited Service or Years of Vesting Service for service (1) prior to the date on which the



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          vesting rules contained in ERISA and in the Code, as amended by ERISA, became effective with respect to the Plan, or (2) prior to the first day of the first Plan Year beginning on or after January 1, 1985, if such service prior to the effective date of ERISA or prior to the first day of such Plan Year would have been disregarded under the rules of the Plan with regard to breaks in service as in effect on the applicable date.

               (b) Years of Vesting Service and Years of Credited Service shall be credited with respect to service with First National Bank of Oley and First National Bank of Boyertown.

               (c) For purposes of determining a Participant's Years of Vesting Service, service prior to his attainment of Age 18 shall be disregarded.

               (d) Notwithstanding any Plan provision to the contrary, Years of Vesting Service shall include all periods of service with Sellersville Savings & Loan Association and Years of Credited Service shall only include periods of service with Sellersville Savings & Loan Association on and after January 1, 1991."

          Executed this 24th day of April, 1991.

                                       National Penn Bancshares, Inc.
                                       (as the Corporation)

                                       BY: /s/Sandra L.Spayd
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